 EXHIBIT 32

CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.1350, as adopted), Steven Gidumal, Chief Executive Officer and Chief Financial Officer of Golden Gate Homes, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

     1. The Company's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report"), to which this Certification is attached as Exhibit 32, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

     2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 IN WITNESS WHEREOF, the undersigned has set his hands hereto as of March 29, 2012.

/s/ Steven Gidumal
Steven Gidumal
Chairman of the Board, Chief Executive Officer and
Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)